UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2015

WISDOM HOMES OF AMERICA, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51225	43-2041643
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Northeast Loop 323

Tyler, TX 75708

(Address of principal executive offices) (zip code)

(800) 727-1024

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.02. Termination of a Material Definitive Agreement.

On May 12, 2015, we repaid the promissory note to KBM Enterprises, LLC, that on November 10, 2014, we entered into in connection with a Securities Purchase Agreement, pursuant to which the Company sold KBM Enterprises an 8% Convertible Promissory Note in the principal amount of $54,000. The Company repaid the entire principal balance of the Note plus accrued interest and a prepayment premium, in the total amount of $72,330.41.

Section 3 – Securities and Trading Markets

Item 3.02. Unregistered Sales of Equity Securities.

On May 15, 2015, we issued five million one hundred thousand (5,100,000) shares of our common stock, restricted in accordance with Rule 144, to two individuals for services rendered, including 5,000,000 shares to Brent Nelms, the President of our subsidiary, Wisdom Manufactured Homes of America, Inc. The issuances were exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(a)(2) thereof. The purchasers were sophisticated investor, familiar with our operations, and there was no solicitation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wisdom Homes of America, Inc.

Dated: May 18, 2015	By:	/s/ James Pakulis
	Name:	James Pakulis
	Its:	President and Chief Executive Officer